SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Custom Q, Inc

(Exact name of Registrant as specified in its charter)

Nevada	5900	26-2903011
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1133 Old Bridge Place
Fort Wayne, IN  46825

Tel:           317-524-1551

(Address and telephone number of Registrant's principal executive offices)

1133 Old Bridge Place
Fort Wayne, IN  46825

(Address of principal place of business or intended principal place of business)

National Registered Agents, Inc.
1000 E. William St. Suite 204
Carson City, NV., 89701
1 800 520 6724

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐      Accelerated Filer ☐

Non-accelerated filer ☐      Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by our Selling Stockholders [4]	240,000	.10	$24,000	$00.94

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00003930 of the aggregate offering price.

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
CUSTOM Q, INC.

The selling shareholder is offering up to 240,000 shares of common stock.  The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2009.

TABLE OF CONTENTS

Summary Information and Risk Factors	6
Risk Factors	10
Because we have experienced net losses and have made limited sales and generated limited revenue to date, there is no assurance of our successful performance in the future.	10
Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.	10
If we are unable to obtain and maintain a high ranking for our websites for key search terms within the major search engines we may fail to create consumer awareness of our websites and our revenues may be reduced.	10
If our marketing and public relations efforts fail, our business may not achieve the interest an sales levels forecasted and our revenues may be reduced.	10
Because we depend on a limited number of suppliers for the products we sell, any interruption in the availability of these lines of products could reduce our revenues.	11
If our business reputation is damaged due to the actions of external factors over which we may have little or no control, including the performance of persons acting as suppliers of our customizable products and related customization services, our revenues could be reduced.	11
Competition from traditional and online retail companies with greater brand recognition and resources may reduce our gross margins or reduce our revenues.	11
Because our sales operation is dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor, restrictions imposed upon our credit card processing capacity by our processing company for reasons such as excess chargeback activity could result in our being unable to have customers pay us using credit cards which could reduce our revenue.	11
Because we are small and do not have much capital, we must limit marketing our products to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.	12
We believe that many consumers do not shop on the Internet because they believe their credit card information may be compromised. This will reduce our potential income.	12
If we are subject to product liability claims for our products in excess of our insurance coverage, our assets could be reduced and our operations could be impaired.	12
Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.	13
Our management decisions are made by our President, Ms. Cindy Kostoff; if we lose her services, our revenues may be reduced.	13
Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.	13
Sales of our common stock under Rule 144 could reduce the price of our stock.	13
Our management has no experience in managing the day to day operations of a public company which may hinder our ability to implement our business plan.	14
Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.	14
Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.	14
Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, none of which are independent, to perform these functions.	14
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Shareholders	16
Plan of Distribution	17
Legal Proceedings	19
Directors, Executive Officers, Promoters, and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	20

Description of Securities	21
Interest of Named Experts	22
Disclosure of Commission Position on Indemnification for Securities Liabilities	22
Description of Business	22
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Description of Property	28
Certain Relationships and Related Transactions	29
Market for Common Equity and Related Stockholder Matters	29
Executive Compensation	31
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Custom Q, Inc. was incorporated in Nevada on June 20, 2008.

Custom Q’s address is 1133 Old Bridge Place, Fort Wayne, IN  46825.  We do business under the name “My Custom Shops.”  Our telephone number is 317-524-1551.

We have a website at www.MyCustomShops.com.  Nothing on this website is part of this prospectus.

Business

We offer certain customizable products on various web portal sites.  The first three sites are:

•	MyCustomBlankets.com, offering embroidered and screen printed blankets, towels and bathrobes.
•	MyCustomBabyGifts.com, offering a wide assortment of personalized, and non-personalized product for Mom and the newborn.
•	MyCustomExpressions.com offering corporate and school personalized products.

We were in the process of developing our business at inception, and we have continued thereafter developing our business as follows:

•	A business plan and rough projections of financial statements were created based on that business plan and optimistic, pessimistic, and expected levels of performance
•	Bank accounts for the company were created once the company was incorporated
•	A programmer was hired to consult on and construct the website in tandem with the owner, through which all of the business’ services are provided
•	A public relations freelancer was hired to consult on and execute a marketing/PR plan, in tandem with the owner
•	The owner, programmer, and another consultant created the database through which customers are stored, contacted, and matched and began online advertising
•	The owner is setting up an online payment system for credit cards and an additional online payment method known as ‘PayPal’

We made our first sale on July 20, 2008, and have generated $9,562 in revenues from inception through September 30, 2008.

Our independent auditors have indicated in their audit report for the year ended September 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

The Offering

As of the date of this prospectus, we had 4,240,000 shares of common stock outstanding.

The selling shareholders are offering up to 240,000 shares of common stock.  The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Balance Sheet

September 30, 2008

TOTAL ASSETS	$13,287

TOTAL LIABILITIES	30,532

TOTAL STOCKHOLDERS' EQUITY	(17,245)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,287

Income Statement

June 20, 2008
Through
September 30, 2008

REVENUE	$9,562

COST OF REVENUES	7,325

GROSS PROFIT	2,237

TOTAL OPERATING EXPENSES	20,130

TOTAL OTHER (EXPENSE)	(252)

NET (LOSS)	$(18,145)

(LOSS) PER SHARE-BASIC AND DILUTED	$(0.00)

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Because we have experienced net losses and have made limited sales and generated limited revenue to date, there is no assurance of our successful performance in the future.

During the period from inception on June 20, 2008 through September 30, 2008, we incurred net losses of $(18,145). We made our first sale on July 20, 2008, and have generated $9,562 in revenues from inception through September 30, 2008 from the sale of our customizable products. Our future success is dependent on our ability to develop the sale of customizable products on the internet into a successful business, which depends upon wide-spread acceptance of our products on the internet. There is no assurance we will be able to accomplish this in order to sustain our operations. We may never develop profitable operations.  As a result, there is no assurance of future successful performance of our business.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  You will be unable to determine whether we will ever become profitable.

Our independent auditors have indicated in their audit report for the year ended September 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

If we are unable to obtain and maintain a high ranking for our websites for key search terms within the major search engines we may fail to create consumer awareness of our websites and our revenues may be reduced.

Many of our sales will come from customers who arrive at our websites after searching for key terms on Internet portals and search engines such as Google.com.

Establishing and maintaining relationships with leading Internet portals and search engines and optimizing our websites to generate visitors from the major search engines is competitive and expensive. Since our inception, we spent $3,055 on website development and other online marketing which was equal to approximately 16% of all of our expenses incurred during the period. We have no marketing relationships established with any Internet portals. We expect that we will have to pay high fees to enter into relationships of this type. In addition, traffic to our websites could decline if our search ranking on Internet search engines or if the traffic to the websites of an Internet portal on which we advertise decreases. A failure to maintain, expand or enter into Internet portal relationships or to establish additional online advertising relationships that generate a significant amount of traffic from other websites could prevent us from achieving significant sales or limit the growth of our business.

If our marketing and public relations efforts fail, our business may not achieve the interest an sales levels forecasted and our revenues may be reduced.

Attracting a large number of potential customers to the websites is essential to obtain a large number of these as customers. Subsequently, customers become matched and purchase our service and it is from these subscribers that the business’ revenues will come. Should we be unable to attract a large initial pool of potential customers our ability to collect subscriptions will be reduced, which could decrease our revenues.

Because we depend on a limited number of suppliers for the products we sell, any interruption in the availability of these lines of products could reduce our revenues.

We rely on a limited number of suppliers for the products we sell. We do not have any long-term or exclusive purchase commitments with any of our suppliers. Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain the products we sell in a timely manner. If we are unable to obtain ample supply of product from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers' orders which could reduce our revenues.

If our business reputation is damaged due to the actions of external factors over which we may have little or no control, including the performance of persons acting as suppliers of our customizable products and related customization services, our revenues could be reduced.

Promoting our business depends largely on the success of our marketing efforts and our ability to provide a consistent, positive customer experience. Our ability to provide a positive customer experience is dependent on external factors over which we may have little or no control, including the nature and quality of customizable products we sell.  We will purchase the products we sell and related customization services from third parties.  We have no contracts with such suppliers.  Our failure to provide our customers with positive customer experiences, including our or our suppliers failure to deliver high quality products on a timely basis, for any reason could substantially harm our reputation. The failure of these activities could adversely affect our ability to attract new customers and maintain customer relationships and, as a result, substantially harm our business and reduce our revenues.

Competition from traditional and online retail companies with greater brand recognition and resources may reduce our gross margins or reduce our revenues.

The customizable products industry is highly competitive and if it increases, it may result in price pressure and reduced gross margins, any of which could substantially harm our business and results of operations.  We compete with traditional customizable products offered in brick and mortar buildings or other sites offering customizable products over the internet.

Many of our current and potential competitors have advantages over us, including longer operating histories, greater brand recognition, existing customer and supplier relationships, and significantly greater financial, marketing and other resources. In addition, traditional sellers of customizable products offer consumers the ability to interact personally a manner that is not possible over the Internet.

In addition, larger, more established and better-capitalized entities may acquire, invest or partner with traditional and online competitors as use of the Internet and other online services increases. Our online competitors can duplicate many of the products and content we offer, which could harm our business and reduce our revenues.

Because our sales operation is dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor, restrictions imposed upon our credit card processing capacity by our processing company for reasons such as excess chargeback activity could result in our being unable to have customers pay us using credit cards which could reduce our revenue.

A third party credit card processor regulates our daily credit card sales order volume and sets limits as to the maximum daily sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed. The credit card companies and processors may impose increased deposit requirements and fines for high chargeback levels, may modify our daily sales volume limit, make a demand for additional reserves or even discontinue doing business with us. The direct response business is known for relatively high chargeback levels and we may experienced periods of higher than accepted levels of chargeback activity that could lead to fines and disruptions in credit card processing of customer orders. We will endeavor to maintain reasonable business practices and customer satisfaction, which we hope will in part, contribute to lower levels of chargeback activity.  Restrictions imposed upon our credit card processing capacity by our processing company for reasons such as excess chargeback activity could result in our being unable to have customers pay us using credit cards which could reduce our revenue.

Because we are small and do not have much capital, we must limit marketing our products to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our websites to potential customers. We intend to generate revenue through the online sale of our customizable products. Because we will be limiting our marketing activities, we may not be able to attract enough customers to purchase our products. If we cannot operate profitably, we may have to suspend or cease operations.

We believe that many consumers do not shop on the Internet because they believe their credit card information may be compromised. This will reduce our potential income.

We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, US federal regulations require that any computer software used within the US contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the US is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are inhibiting potential customers from purchasing goods and services on the Internet. Accordingly, many people who may want to use our matching service may not as a result of a belief that their credit card information could be compromised.

If we are subject to product liability claims for our products in excess of our insurance coverage, our assets could be reduced and our operations could be impaired.

Customers may sue us if any of our products sold to them injure the user.  Liability claims could require us to spend significant time and money in litigation and pay significant damages.We have no products liability insurance.  As a result, any of these claims, whether or not valid or successfully prosecuted, could reduce our assets and impair our operations.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officers own 94.33% of our outstanding common stock. As a result, they effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. They also has the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our management decisions are made by our President, Ms. Cindy Kostoff; if we lose her services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our President, Cindy Kostoff.  Because President Cindy Kostoff is essential to our operations, you must rely on her management decisions. Our President Cindy Kostoff will continue to control our business affairs after this filing. We have not obtained any key person life insurance relating to our President Cindy Kostoff. If we lose her services, we may not be able to hire and retain another President. As a result, the loss of President Ms. Cindy Kostoff’s services could reduce our revenues.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

We are be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of the date of this registration statement, there are 4,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

An additional 240,000 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our management has no experience in managing the day to day operations of a public company which may hinder our ability to implement our business plan.

The management team, including Cindy Kostoff, our CEO, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team which may hinder our ability to implement our business plan.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company.  For example, as a public company, we are and may be required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended September 30, 2010. M&K CPAS, PLLC, our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ended September 30, 2010. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer/Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable.  The selling shareholders will offer and sell their shares at $.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  These selling shareholders acquired their shares by purchase exempt from registration under section 4(2) of the Securities Act of 1933 or Regulation S  under the Securities Act of 1933, specifically:

•
In October through December of 2008, we issued 240,000 shares of common stock to 24 U.S. investors and 8 non-U.S. investors at $.10 per share in a private placement raising an aggregate of $24,000 cash.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]	Relationship to us
Steve Stewart	10,000	.2358	0	0%
Dave Smith	5,000	.1179	0	0%
Cheryl Pearson	15,000	.3538	0	0%
Katherine Coleman	15,000	.3538	0	0%
Phil Cawthon	5,000	.1179	0	0%
James Carney	5,000	.1179	0	0%
John Simeone	5,000	.1179	0	0%
Greg Burkhart	5,000	.1179	0	0%
Paul Tiettmeyer	5,000	.1179	0	0%
Kathleen Roberts	15,000	.3538	0	0%
Heather Henderson	5,000	.1179	0	0%
Chad Raill	5,000	.1179	0	0%
Jacqueline Lawrence	5,000	.1179	0	0%
Peta Gascoigne	5,000	.1179	0	0%
Tara Geach	15,000	.3538	0	0%
Darin Newton	5,000	.1179	0	0%
Krista Hoffs	5,000	.1179	0	0%
Sandy Deaton	5,000	.1179	0	0%
Paul Miller	5,000	.1179	0	0%
Laura Justice Slone	15,000	.3538	0	0%
Josh Morita	5,000	.1179	0	0%
Chris Pugh	5,000	.1179	0	0%
Larry Frakes	5,000	.1179	0	0%
Tim May	5,000	.1179	0	0%
Blane Hawkins	5,000	.1179	0	0%
Martha Neclerio	10,000	.2358	0	0%
Travis Corsi	5,000	.1179	0	0%
Cesar Bello	15,000	.3538	0	0%
Garrett Jacobs	15,000	.3538	0	0%
Michael Blais	5,000	.1179	0	0%
Chris Nolan	5,000	.1179	0	0%
Errol Allen	5,000	.1179	0	0%

TOTAL	240,000		0

[1]   All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

Blue Sky

Thirty-eight states and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside outside the U.S. or in the above states, except Kentucky, Missouri and Alabama. We will make the appropriate filings in Kentucky, Missouri and Alabama, and comply with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 240,000 shares of common stock.  The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

We anticipate that our stock will not be listed on a securities exchange but will only be qualified for quotation on the OTC Bulletin Board.  To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate qualifying our securities for quotation on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Cindy Kostoff, age 47, has been president and director since inception. She has been president and founding member of Athletic Edge, Inc. which provides branded or personalized sports apparel and active wear to schools, businesses and other organizations from April 1991 to date.  In May 1981 she received an Bachelor of Science Degree from University of Saint Francis.

Mary Ann Netser, age 48, has been secretary and Director since inception.  Since June 2008, she has been in customer service with Harris Glass, a distributor of glass products.  From July 2007 to July 2008, she was an administrative assistant with Ivy Tech, a higher education company. From March 2006 to July 2007, she had no position with any company. From October 1998 to March 2006, she was also in customer service with Harris Glass.

Family Relationships

There are no family relationships among our officers and directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  Ms. Kostoff has indicated that she will in the future, if the opportunity presents itself, sell our business to a third party buyer in a transaction which involves sale of their controlling interest set forth below, as they believe they have the opportunity to realize a greater return from the sale of his business as a public rather than as a private company.  As of the date of this registration statement, there are no binding arrangements with Ms. Kostoff and any such potential third party buyers concerning any such transaction.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address for all persons is 1133 Old Bridge Place, Fort Wayne, IN  46825.

Shareholders	# of Shares	Percentage
Cindy Kostoff	4,000,000	94.33%
All directors and named executive officers as a group 2 persons]	4,000,000	94.33%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 4,240,000 shares of common stock outstanding as of December 31, 2008.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock at a par value of $0.001 per share. As of the date of this registration statement, there were 4,240,000 shares of common stock issued and outstanding held by 33 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock in series as fixed by the Directors with a par value of $0.001 per share. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

The financial statements as of Custom Q, Inc. period from June 20, 2008 (inception) to September 30, 2008 included in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Custom Q, Inc. was incorporated in Nevada on June 20, 2008.

Custom Q’s address is 1133 Old Bridge Place, Fort Wayne, IN  46825.  We do business under the name “My Custom Shops.”  Our telephone number is 317-524-1551.

We have a website at www.MyCustomShops.com.  Nothing on this website is part of this prospectus.

Business

We offer certain customizable products on various web portal sites.  The first three sites are:

•	MyCustomBlankets.com, offering embroidered and screen printed blankets, towels and bathrobes.
•	MyCustomBabyGifts.com, offering a wide assortment of personalized, and non-personalized product for Mom and the newborn.
•	MyCustomExpressions.com offering corporate and school personalized products.

We were in the process of developing our business at inception, and we have continued thereafter developing our business as follows:

•	A business plan and rough projections of financial statements were created based on that business plan and optimistic, pessimistic, and expected levels of performance
•	Bank accounts for the company were created once the company was incorporated
•	A programmer was hired to consult on and construct the website in tandem with the owner, through which all of the business’ services are provided
•	A public relations freelancer was hired to consult on and execute a marketing/PR plan, in tandem with the owner
•	The owner, programmer, and another consultant created the database through which customers are stored, contacted, and matched and began online advertising
•	The owner is setting up an online payment system for credit cards and an additional online payment method known as ‘PayPal’

We made our first sale on July 20, 2008, and have generated $9,562 in revenues from inception through September 30, 2008.

Products

MyCustomBlankets.com

We offer embroidered and screen printed blankets, towels and bathrobes on this site.

MyCustomBabyGifts.com

We offer a wide assortment of personalized, and non-personalized product for Mom and the newborn, such as receiving blankets, bibs, and other imprinted items.

MyCustomExpressions.com

We offer corporate and school personalized products, such as Active Wear, Promotional Products and Advertising Specialty type items.

Suppliers

We secure the products we sell from the following suppliers:

Name of Supplier	Product Line
Garden Lane	Baby Blankets, Towels and Bibs.
Holloway Sportswear	Sports and stadium blankets, apparel and outerwear.
Alpha Shirt Company	Apparel, Bath robes, Bags, Tee Shirts and Hats. Miscellaneous other Ad Specialty Products.
Monogram Magic	Primary contract provider of artwork, design, screen printing and embroidery services.

We have no written agreements in place with any supplier, and any supplier can cease supplying us products at any time.

Back Up Suppliers

We have the following back up suppliers:

•	Garden Lane: Alpha Shirt Company and One Stop, Inc. carry blankets bibs and all products sourced by Garden Lane.

•	Holloway Sportwear: Alpha Shirt Company and One Stop, Inc. carry most of the products offered by Holloway. San Mar would be a backup provider of Stadium blankets.

•	Alpha Shirt Company: One Stop, San Mar and several other vendors carry similar products to Alpha.

•	Monogram Magic: Previous relationships with other vendors has been established. At this time the primary back up vendor would be Goodsports Athletic.

We have no written agreements in place with these back up suppliers.  We do not anticipate any significant disruptions in sales or increases in costs that we would not pass on to our customers if we have to use any of these back up suppliers.

Fulfillment

Suppliers provide product on an “as needed” basis. Orders are paid by credit card or check at time of order.

It is expected that over 95% of orders are received by e-mail, with the remaining orders arriving by mail, and paid by check. As orders are received, they are reviewed and forwarded by e-mail to the appropriate supplier. Confirmation is obtained on each order.  The distribution partners generally ship orders within 5 working days, accompanied with a packing slip listing us as the provider.

PDG Commerce is our shopping cart provider.  There is no contract or written agreement. The shopping cart is on outright purchase of $399 complete.

Payments are made through authorize.net, our payment gateway Using Key Bank as our financial institution. Visa, MasterCard, American Express and Discover are accepted.

Marketing Plan

We plan to market our websites and their products as follows:

Search Engine Marketing:  We will use keyword advertising on search engines such as Google, promoting the one site for all keywords set up so each keyword is directed to the correct landing page for increased user satisfaction.

E-Newletter: A quarterly e-newsletter will be sent to all past customers, alerting them to specials, and new products in each of our product categories.

We will also market on Amazon.

Return Policies

Our return policy will only cover defective items, since most of our products will be personalized.  Certain other conditions may be considered by management on a case by case basis.

Insurance

We have no products liability or other insurance.

Intellectual Property

We hold no patents, trademarks or licenses that are material to our business.

Environmental Issues

The sale of our products is not governed by any environmental regulation.

Competition

The industry of selling customizable products is highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Competitors include traditional sellers of customizable products from a physical location as well as competitors on the internet.   If additional competitors enter the field, our market share may fail to increase or may decrease.

We intend to compete by paying particular attention to the look and feel of our web sites. On our sites:

•	Our customer will not need to sign in in order to check out.
•	Shipping will either be included in the price (i.e. “Free Shipping”) or, in worse case, know their total cost with shipping prior to entering personal information at check out.
•	We will keep the site simple and clean. We will not duplicate products and services to the point of confusion.

With the exception of pre-approved institutions, all of our sales will be pre-paid. We accept all major charge cards, as well as check and money orders.

Employees

We currently have no other employees other than two members of management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We offer certain customizable products on various web portal sites.  The first three sites are:

•	MyCustomBlankets.com, offering embroidered and screen printed blankets, towels and bathrobes.
•	MyCustomBabyGifts.com, offering a wide assortment of personalized, and non-personalized product for Mom and the newborn.
•	MyCustomExpressions.com offering corporate and school personalized products.

We were in the process of developing our business at inception, and we have continued thereafter developing our business as follows:

•	A business plan and rough projections of financial statements were created based on that business plan and optimistic, pessimistic, and expected levels of performance
•	Bank accounts for the company were created once the company was incorporated
•	A programmer was hired to consult on and construct the website in tandem with the owner, through which all of the business’ services are provided
•	A public relations freelancer was hired to consult on and execute a marketing/PR plan, in tandem with the owner
•	The owner, programmer, and another consultant created the database through which customers are stored, contacted, and matched and began online advertising
•	The owner is setting up an online payment system for credit cards and an additional online payment method known as ‘PayPal’

Results of Operation

We made our first sale on July 20, 2008, and have generated $9,562 in revenues from inception through September 30, 2008.

Development stage operating expenditures during the period from inception on June 20, 2008 to September 30, 2008 were $20,130 which consisted primarily of $14,500 of professional expenses and $5,329 of general and administrative expenses.

Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock and advances from our founder and president.

At September 30, 2008, we had total assets of $13,287 consisting of cash, property and equipment.

At September 30, 2008, our total liabilities were $30,532, consisting of amounts owed to Ms. Kostoff on the following terms, $25,250 payable pursuant to written agreement accruing interest at 5% payable upon demand.

Milestones

We plan to continue to develop our business during the next 12 months as follows:

Event	Actions	Time	Total Estimated Cost
Continue to develop web sites	Add new products and services to current sites	On going	$2,000 per month charge from Contract Web Developer
Continue to develop Search Engine advertising campaign	Daily development of keywords and placement of ads on search engine sites	On going	$3,000 per month to be done by management
Review opportunities for additional web sites	We are looking for additional web site opportunities for related products and personalization services. We hope to have one new site up by the end of the first quarter of 2009.	By April 1, 2009	Included in above estimates.

Liquidity and Capital Resources

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of operating revenues, the private placement of equity securities, the public sales of equity securities and borrowing from commercial lenders.  As of September 30, 2008, our president has advanced us $25,250, which we must repay by September 30, 2013.

We are a development stage company.  We have generated $18,145 of losses through September 30, 2008.  Our auditors have raised substantial doubt as to our ability to continue as a going concern.  We need approximately $100,000 during the next 12 months to implement our business plan as described above.  At December 1, 2008, we had $16,000 in cash, which is enough to sustain operations until February 28, 2009. We have no agreement, commitment or understanding to secure any such funding from any source other than operating revenues and loans from our president.

There is uncertainty regarding our ability to commence operations or implement our business plan without additional financing.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing. Our future success is dependent upon our ability to commence operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse affect on our ability to continue in business and implement our business plan.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

Our office is in the residence of our president and supplied at no charge.  As a result, we have recorded $900 as the estimated fair market value of the rent for the space.  The offset to the expense is recorded as additional paid in capital.

We do not intend to renovate, improve, or develop properties.  We are not subject to  competitive  conditions  for  property  and currently  have  no property to insure.  We have no  policy with respect to investments in real estate or interests in real  estate and  no policy with  respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our president, Cindy Kostoff, loaned us $25,250 during the period from inception to September 30, 2008 on the following terms, $25,250 payable pursuant to a written agreement accruing interest at 5%and due by September 30, 2013.

Our president provides us office space at no charge.  As a result, we have recorded $900 as the estimated fair market value of the rent for the space.  The offset to the expense is recorded as additional paid in capital.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an FINRA Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our Common Stock under Rule 144

As of the date of this registration statement, there are 4,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

An additional 240,000 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 35 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through September 30, 2009, assuming this registration statement is declared effective before that date.  Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2009.  If we subsequently decide to cease filing reports, our securities can no longer be quoted on the OTC Bulletin Board.   We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal year ended September 30, 2008.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity Incentive plan compensation	Non qualified deferred compensation	All other Compensation	Total
Cindy Kostoff	CEO	2008	0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of September 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END September 30, 2008
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cindy Kostoff	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

Set forth below are the material terms of each named executive officer's employment agreement or arrangement,:

We have not entered into employment arrangements with our officers, written or unwritten.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Board of Directors

Director Compensation

Name	Year ended September 30	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Cindy Kostoff and Mary Ann Netser	2008	0	0	0	0	0	0	0

Narrative to Director Compensation Table

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS

Custom Q, Inc.

September 30, 2008

Index
Report of Independent Registered Public Accounting Firm

Balance Sheet as of September 30, 2008	F-1

Statement of Operations for the Period From June 20, 2008 (inception) Through September 30, 2008	F-2

Statement of Changes in Stockholders’ Deficit for the Period From June 20, 2008 (inception) Through September 30, 2008	F-3

Statement of Cash Flows for the Period From June 20, 2008 (inception) Through September 30, 2008	F-4

Notes to the Financial Statements	F-5 – F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Custom Q, Inc.

We have audited the accompanying balance sheet of Custom Q, Inc. (a development stage company) as of September 30, 2008 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from June 20, 2008 (inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Q as of September 30, 2008, and the results of its operations, changes in stockholders' deficit and cash flows for the period from June 20, 2008  (inception) through September 30, 2008  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

December 31, 2008

CUSTOM Q, INC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2008

ASSETS	September 30,
2008

CURRENT ASSETS
Cash	$12,714
Total current assets	12,714

FIXED ASSETS
Computer equipment and office furniture	583
Accumulated depreciation	(10)
Total fixed assets	573

TOTAL ASSETS	$13,287

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,530
Accrued interest	252

Total current liabilities	2,782

LONG TERM LIABILITIES
Long term portion of stockholder loan	25,250
Total long term liabilities	25,250

TOTAL LIABILITIES	28,032

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 4,025,000 shares
issued and outstanding at September 30, 2008	4,025
Additional paid in capital	(625)
Deficit accumulated during the development stage	(18,145)
Total stockholders' deficit	(14,745)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$13,287

See the accompanying summary of accounting policies and notes to the financial statements

CUSTOM Q, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 20, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2008

June 20, 2008
Through
September 30, 2008

REVENUE	$9,562

COST OF REVENUES	7,325

GROSS PROFIT	2,237

OPERATING EXPENSES
Advertising expenses	291
Professional fees	14,500
General and administrative	5,329
Depreciation and amortization	10
Total operating expenses	20,130

NET LOSS BEFORE OTHER INCOME (EXPENSE)	(17,893)

OTHER (EXPENSE)
Interest expense	(252)
Total other (expense)	(252)

NET (LOSS)	$(18,145)

(LOSS) PER SHARE-BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,245

See the accompanying summary of accounting policies and notes to the financial statements

CUSTOM Q, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM JUNE 20, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2008

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at June 20, 2008	-	$-	$-	$-	$-
Issuance of founders shares	4,000,000	4,000	(4,000)	-
Contribution of office space			900	-	900
Shares issued for subscriptions	25,000	25	2,475		2,500
Net loss	-	-	-	(18,145)	(18,145)
Balance at September 30, 2008	4,025,000	$4,025	$(625)	$(18,145)	$(14,745)

See the accompanying summary of accounting policies and notes to the financial statements

CUSTOM Q, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 20, 2008 (INCEPTION) THROUGH SEPTEMBER 30, 2008

Operating Activities
Net loss	$(18,145)
Depreciation	10
Contribution of office space by Founder	900
Adjustments to reconcile net loss to net cash used in operating activities
Changes in accrued interest	252
Changes in accounts payable	2,530
Net Cash Used in Operating Activities	(14,453)

Investing Activities
Purchase of equipment and furniture	(583)
Net Cash Used in Investing Activities	(583)

Financing Activities
Stockholder loan	25,250
Proceeds from sale of stock subscription	2,500
Net Cash Provided by Financing Activities	27,750

Increase in Cash	12,714

Cash - Beginning of Period	-

Cash - End of Period	$12,714

Supplemental Disclosures of Cash Flow Information

Cash paid for income taxes	-
Cash paid for interest	-

See the accompanying summary of accounting policies and notes to the financial statements

Custom Q, Inc.
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Custom Q, Inc. was incorporated on June 20, 2008, under the laws of the State of Nevada, as a development stage company. The Company operates as an on-line seller of baby items.

BASIS OF PRESENATATION

The Company follows accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

REVENUE RECOGNITION

Revenue is recognized when it is realized or realizable and earned. Custom Q considers revenue realized or realizable and earned when persuasive evidence of an arrangement exists, services have been provided, and collectability is reasonably assured.  These criteria are assumed to have been met if a customer orders an item, payment for the item clears, and the goods have been shipped or delivered to the customer.  Revenue that is billed in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.  There was no such deferred revenue as of September 30, 2008.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of September 30, 2008, there were no cash equivalents.

DEVELOPMENT STAGE COMPANY

The Company complies with Statement of Financial Accounting Standard (“SFAS”) No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest which are consistent with market rates.  No adjustments have been made in the current period.

INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits for the periods ending September 30, 2008 .

BASIC AND DILUTED NET LOSS PER COMMON SHARE

Basic and diluted net loss per share are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the anti dilutive nature of potential common stock equivalents.  Custom Q had no common stock equivalents outstanding at September 30, 2008.

STOCK BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of Statement of Financial Accounting Standards No.123(R) or SFAS No. 123(R), Share-Based Payments, and Staff Accounting Bulletin No. 107, or SAB 107, Share-Based Payments.  The company accounts for the stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards No. 123, or SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments with Variable Terms That Are Issued for Consideration other Than Employee Services under FASB Statement No. 123.

The Company did not grant any stock options or warrants during the period ended September 30, 2008.

RECENT ACCOUNTING PRONOUNCEMENTS

Custom Q does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Custom Q’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, the Company has accumulated losses aggregating to $18,145 and has insufficient working capital to meet operating needs for the next twelve months as of September 30, 2008, all of which raise substantial doubt about Custom Q’s ability to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

The president, Cindy Kostoff, loaned the company $25,250 during the period of July 2 through July 23, 2008.  This loan is accruing interest at the rate of 5% per annum, and is due September 30, 2013.

Our office is in the residence of our president and supplied at no charge.  As a result, we have recorded $900 as the estimated fair market value of the rent for the space.  The offset to the expense is recorded as additional paid in capital

NOTE 4 - COMMON STOCK

Custom Q issued 4,000,000 shares of common stock (founder’s shares) on June 20, 2008 to the President and Director of the Company.

During September 2008, the company sold 25,000 shares of stock for $.10 per share or $2,500.  The shares were issued in the fourth quarter of 2008 and are shown as outstanding at September 30, 2008 for the purposes of this report.

NOTE 5 – INCOME TAXES

The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carryforwards expire beginning in 2028 and are offset by a valuation allowance due to the uncertainty of profitable operations in the future. The net operating loss carryforward was $18,145 at September 30, 2008. The significant components of the deferred tax asset as of September 30, 2008 are as follows:

Net operating loss carryforwards	$(6,351)
Valuation allowance	6,351
Net deferred tax asset	$-

NOTE 6 – SUBSEQUENT EVENTS

Custom Q registered 240,000 shares of common stock to be offered at $0.10 per share.  In the last quarter of 2008, the Company sold 215,000 shares at $0.10 per share for a total of $21,500.  Additionally, the company issued the 25,000 shares due to investors at September 30, 2008 in the fourth quarter of 2008.

PROSPECTUS
CUSTOM Q, INC.
Dated _____________, 2009

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

17-16-851.  Authority to indemnify.

          (a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

             (i) He conducted himself in good faith; and

             (ii) He reasonably believed that his conduct was in or at least Not opposed to the corporation's best interests; and

             (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

             (iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d)  Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

             (i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

             (ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

          (e) Repealed By Laws 1997, ch. 190,ss.3.

        17-16-852.  Mandatory indemnification.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        17-16-853.  Advance for expenses.

          (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

             (i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

             (ii) His written undertaking to repay any funds  if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

             (iii) Repealed By Laws 1997, ch. 190,ss.3.

          (b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

          (c) Authorizations under this section shall be made:

             (i) By the board of directors:

               (A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

               (B)  If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

             (ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

        17-16-854.  Court-ordered indemnification and advance for expenses.

          (a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the court shall:

             (i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

             (ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

             (iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

               (A) To indemnify the director; or

               (B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S.  17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

          (b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

        17-16-855.  Determination and authorization of indemnification.

          (a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

          (b) The determination shall be made:

             (i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

             (ii) Repealed By Laws 1997, ch. 190,ss.3.

             (iii) By special legal counsel:

               (A)  Selected in the manner prescribed in paragraph (i) of this subsection; or

               (B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

             (iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the  determination.

          (c)  Authorization of indemnification shall be made in the same manner as the determination that indemnification is  permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

        17-16-856.  Officers.

          (a)  A corporation may indemnify and advance expenses under this subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

             (i) To the same extent as a director; and

             (ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

               (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

               (B) Liability arising out of conduct that constitutes:

                 (I) Receipt by him of a financial benefit to which he is not entitled;

                 (II) An intentional infliction of harm on the corporation or the shareholders; or

                 (III) An intentional violation of criminal law.

             (iii) A corporation may also indemnify and advance expenses to a Current or former officer, employee or agent who is not a director to the Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

          (b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	$1
Legal Fees and Expenses	10,000
Accounting Fees and Expenses*	15,000
Total*	$25,001
_________________
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

•
In August through December of 2008, we issued 240,000 shares of common stock to 24 U.S. investors and 8 non-U.S. investors at $.10 per share in a private placement raising an aggregate of $24,000 cash.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1.	Articles of Incorporation of Custom Q, Inc.
2.	Bylaws of Custom Q, Inc.

Item 4

Form of common stock Certificate of the Custom Q, Inc.(1)

Item 5

Legal Opinion of Williams Law Group, P.A.

Item 23

1	Consent of M&K CPAS, PLLC
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fort Wayne IN on January 5, 2009.

Custom Q, Inc.

Title	Name	Date	Signature
Principal Executive Officer	Cindy Kostoff	January 5, 2009.	/s/ Cindy Kostoff

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Mary Ann Nester	Mary Ann Nester	Secretary and Director	January 5, 2009.
/s/ Cindy Kostoff	Cindy Kostoff	Director, Principal Executive Officer Principal Financial Officer and Principal Accounting Officer	January 5, 2009.